Preliminary Draft – Not for Reliance; Subject to Change and Further Review Exhibit (c)(4) Project Atlas – Preliminary Oslo Valuation Materials November 2018Preliminary Draft – Not for Reliance; Subject to Change and Further Review Exhibit (c)(4) Project Atlas – Preliminary Oslo Valuation Materials November 2018

Preliminary Draft – Not for Reliance; Subject to Change and Further Review Executive Summary § Based on our preliminary analysis, we would select a transaction price in a range of $49 to $53 per Oslo unit – Consistent with market-based and intrinsic valuation methodologies – Implies a ~20% to ~30% premium to current trading levels, which is in line with precedent transactions over the last five years § Our valuation work includes analysis of trading comparables, precedent transactions, premia paid and discounted cash flows § We have relied on the research analyst estimates for Oslo and its peers and, additionally, used Management’s 2018 – 2020 forecasts, provided by Oslo on 11/14/2018 – No due diligence has been conducted to date on the management projections, and as such our views are preliminary § Key considerations include the following – Timing: historical trading levels; future expectations – Management forecast: comparison to street consensus estimates; timing and view of credit cycle – Current market (trading) valuation for the sector 2Preliminary Draft – Not for Reliance; Subject to Change and Further Review Executive Summary § Based on our preliminary analysis, we would select a transaction price in a range of $49 to $53 per Oslo unit – Consistent with market-based and intrinsic valuation methodologies – Implies a ~20% to ~30% premium to current trading levels, which is in line with precedent transactions over the last five years § Our valuation work includes analysis of trading comparables, precedent transactions, premia paid and discounted cash flows § We have relied on the research analyst estimates for Oslo and its peers and, additionally, used Management’s 2018 – 2020 forecasts, provided by Oslo on 11/14/2018 – No due diligence has been conducted to date on the management projections, and as such our views are preliminary § Key considerations include the following – Timing: historical trading levels; future expectations – Management forecast: comparison to street consensus estimates; timing and view of credit cycle – Current market (trading) valuation for the sector 2

Preliminary Draft – Not for Reliance; Subject to Change and Further Review Indicative Valuation Summary IMPLIED P / (4) 2019E ENI RANGE METHODOLOGY IMPLIED SHARE PRICE RANGE Current: $40.33 52-Week Trading Range 10.3x 12.5x $38.65 $46.80 Analyst Price Targets 9.3x 11.5x $34.90 $42.96 Discounted for one year at cost of equity of 11.7% 9.4x 12.0x Trading Comparables $35.00 $45.00 (1) Sum of the Parts 12.6x 15.0x $47.22 $56.23 Separately values FRE, incentive fees and balance sheet Berlin Methodology 10.2x 13.4x $38.00 $50.00 Trading Comparables (1) Sum of the Parts 13.5x 16.1x $50.38 $60.18 Separately values FRE, incentive fees and balance sheet DCF Analysis - Adjusted Research Model 12.3x 14.4x $46.03 $53.69 (2) 15.0x - 20.0x Term. FRE, 8.0x - 10.0x Term. Incen. Inc. Precedent Transactions 11.6x 13.7x $43.48 $51.38 11.0x - 13.0x P / 2019E DE (3) Premia Paid Analysis $49.84 $55.67 13.3x 14.9x 23.6% - 38.0% Premium $30.00 $35.00 $40.00 $45.00 $50.00 $55.00 $60.00 $65.00 Source: Company filings, Oslo management, Bloomberg, FactSet as of 11/15/2018, Wall Street research Notes: (1) Sum-of-the-parts analysis assumes balance sheet items valued at book (2) FRE WACC of 10.9%; Performance fees WACC: 16.4% (3) Based on 25th percentile to 75th percentile of precedent premiums paid 3 (4) Based on Oslo management forecasted ENI per share of $3.74 (tax-effected at assumed blended tax rate of 11.2%) Intrinsic and CoC Market-Based Valuation (excl. Control Valuation Premium) Management ConsensusPreliminary Draft – Not for Reliance; Subject to Change and Further Review Indicative Valuation Summary IMPLIED P / (4) 2019E ENI RANGE METHODOLOGY IMPLIED SHARE PRICE RANGE Current: $40.33 52-Week Trading Range 10.3x 12.5x $38.65 $46.80 Analyst Price Targets 9.3x 11.5x $34.90 $42.96 Discounted for one year at cost of equity of 11.7% 9.4x 12.0x Trading Comparables $35.00 $45.00 (1) Sum of the Parts 12.6x 15.0x $47.22 $56.23 Separately values FRE, incentive fees and balance sheet Berlin Methodology 10.2x 13.4x $38.00 $50.00 Trading Comparables (1) Sum of the Parts 13.5x 16.1x $50.38 $60.18 Separately values FRE, incentive fees and balance sheet DCF Analysis - Adjusted Research Model 12.3x 14.4x $46.03 $53.69 (2) 15.0x - 20.0x Term. FRE, 8.0x - 10.0x Term. Incen. Inc. Precedent Transactions 11.6x 13.7x $43.48 $51.38 11.0x - 13.0x P / 2019E DE (3) Premia Paid Analysis $49.84 $55.67 13.3x 14.9x 23.6% - 38.0% Premium $30.00 $35.00 $40.00 $45.00 $50.00 $55.00 $60.00 $65.00 Source: Company filings, Oslo management, Bloomberg, FactSet as of 11/15/2018, Wall Street research Notes: (1) Sum-of-the-parts analysis assumes balance sheet items valued at book (2) FRE WACC of 10.9%; Performance fees WACC: 16.4% (3) Based on 25th percentile to 75th percentile of precedent premiums paid 3 (4) Based on Oslo management forecasted ENI per share of $3.74 (tax-effected at assumed blended tax rate of 11.2%) Intrinsic and CoC Market-Based Valuation (excl. Control Valuation Premium) Management Consensus

Preliminary Draft – Not for Reliance; Subject to Change and Further Review Overview of Trading Comparables Valuation § In our trading comparables analysis we focused on a set of publicly-traded diversified alternative asset managers: Apollo, Ares, Blackstone, Carlyle and KKR – Particular focus on Ares, Blackstone and Apollo as more comparable § We have relied on equity research estimates and Management 2018 – 2020 forecasts – Management-provided forecasts for ENI and DE were adjusted for tax, to ensure consistency with consensus after-tax metrics § These multiples do not reflect a control premium § Key takeaways: – Market is valuing Oslo on a consistent basis with peers based on a current (2018) ENI basis – i.e. in the $40 / share range – Market generally not giving credit for Oslo’s stronger ENI growth expectation and future strong cash flow generation profile (particularly as expected by Management) – this would lead to values in the mid $40s to low $50s 4Preliminary Draft – Not for Reliance; Subject to Change and Further Review Overview of Trading Comparables Valuation § In our trading comparables analysis we focused on a set of publicly-traded diversified alternative asset managers: Apollo, Ares, Blackstone, Carlyle and KKR – Particular focus on Ares, Blackstone and Apollo as more comparable § We have relied on equity research estimates and Management 2018 – 2020 forecasts – Management-provided forecasts for ENI and DE were adjusted for tax, to ensure consistency with consensus after-tax metrics § These multiples do not reflect a control premium § Key takeaways: – Market is valuing Oslo on a consistent basis with peers based on a current (2018) ENI basis – i.e. in the $40 / share range – Market generally not giving credit for Oslo’s stronger ENI growth expectation and future strong cash flow generation profile (particularly as expected by Management) – this would lead to values in the mid $40s to low $50s 4

Preliminary Draft – Not for Reliance; Subject to Change and Further Review

Peer Trading Multiples Benchmarking

PRICE TO ECONOMIC NET INCOME MULTIPLES


2018E Median: 13.2x
2019E Median: 9.9x
2020E Median: 8.4x
13.3x
10.7x
9.2x
13.1x
9.1x
8.8x
15.5x
11.0x
9.2x
10.9x
9.8x
8.4x
21.6x(2)
9.1x
8.5x
NM
9.7x
6.4x
6.0x
Oslo (Mgmt.)(1)
Oslo (Consensus)(1)
ARES
Blackstone
APOLLO
KKR
THE CARLYLE GROUP

PRICE TO DISTRIBUTABLE EARNINGS MULTIPLES


2018E Median: 12.6x
2019E Median: 11.0x
2020E Median: 10.2x
10.9x
10.2x
9.8x
11.4x
11.0x
9.5x
15.6x
14.5x
12.3x
14.0x
11.0x
10.2x
12.6x
9.6x
8.9x
11.5x
12.3x
11.3x
10.6x
7.1x
6.6x
Oslo (Mgmt.)(3)
Oslo (Consensus)(3)
ARES
Blackstone
APOLLO
KKR
THE CARLYLE GROUP
2018E
2019E
2020E

Source: Oslo management, FactSet as of 11/15/2018, Wall Street research

Notes: Management ENI and DE figures tax-affected based on assumed blended tax rates for FRE and Net Incentive Fees of 9.3%, 11.2% and 13.1% in 2018E, 2019E and 2020E, respectively

(1) 2018E ENI per share of $3.03 and $2.86 for mgmt. and consensus, respectively; 2019E ENI per share of $3.74 and $3.88 for mgmt. and consensus, respectively; 2020E ENI per share of $4.28 and $4.55 for mgmt. and consensus, respectively

(2) Earnings hit driven by poor performance in public portfolio, primarily attributable to large holding in ADT that underperformed in Q1-2018

(3) 2018E DE per share of $3.69 and $3.53 for mgmt. and consensus, respectively; 2019E DE per share of $3.91 and $3.65 for mgmt. and consensus, respectively; 2020E DE per share of $4.03 and $4.15 for mgmt. and consensus, respectively

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Preliminary Draft – Not for Reliance; Subject to Change and Further Review Trading Comparables Valuation Summary PER MULTIPLE SHARE RANGE METHODOLOGY IMPLIED SHARE PRICE RANGE METRIC Current: $40.33 $35.00 $45.00 2018E $33.22 $45.30 $3.02 11.0x 15.0x 2019E $4.31 10.0x 11.0x $43.10 $47.41 2020E $37.32 $41.71 $4.39 8.5x 9.5x 2018E $40.60 $52.96 $3.53 11.5x 15.0x 2019E $36.45 $51.03 $3.65 10.0x 14.0x 2020E $37.35 $51.88 $4.15 9.0x 12.5x $37.00 $51.00 $35.00 $45.00 2018E $33.33 $45.45 $3.03 11.0x 15.0x $37.39 $41.13 2019E $3.74 10.0x 11.0x $36.40 $40.68 2020E $4.28 8.5x 9.5x $40.00 $55.00 $42.38 $55.28 2018E $3.69 11.5x 15.0x $39.12 $54.77 2019E $3.91 10.0x 14.0x $36.31 $50.43 2020E $4.03 9.0x 12.5x $25.00 $35.00 $45.00 $55.00 $65.00 Source: Company filings, Oslo management, Bloomberg, FactSet as of 11/15/2018, Wall Street research Note: (1) Tax-affected based on assumed blended tax rates for FRE and Net Incentive Fees of 9.3%, 11.2% and 13.1% in 2018E, 2019E and 2020E, respectively 6 (1) Management Consensus Distributable Economic Net Distributable Economic Net Earnings Income Earnings IncomePreliminary Draft – Not for Reliance; Subject to Change and Further Review Trading Comparables Valuation Summary PER MULTIPLE SHARE RANGE METHODOLOGY IMPLIED SHARE PRICE RANGE METRIC Current: $40.33 $35.00 $45.00 2018E $33.22 $45.30 $3.02 11.0x 15.0x 2019E $4.31 10.0x 11.0x $43.10 $47.41 2020E $37.32 $41.71 $4.39 8.5x 9.5x 2018E $40.60 $52.96 $3.53 11.5x 15.0x 2019E $36.45 $51.03 $3.65 10.0x 14.0x 2020E $37.35 $51.88 $4.15 9.0x 12.5x $37.00 $51.00 $35.00 $45.00 2018E $33.33 $45.45 $3.03 11.0x 15.0x $37.39 $41.13 2019E $3.74 10.0x 11.0x $36.40 $40.68 2020E $4.28 8.5x 9.5x $40.00 $55.00 $42.38 $55.28 2018E $3.69 11.5x 15.0x $39.12 $54.77 2019E $3.91 10.0x 14.0x $36.31 $50.43 2020E $4.03 9.0x 12.5x $25.00 $35.00 $45.00 $55.00 $65.00 Source: Company filings, Oslo management, Bloomberg, FactSet as of 11/15/2018, Wall Street research Note: (1) Tax-affected based on assumed blended tax rates for FRE and Net Incentive Fees of 9.3%, 11.2% and 13.1% in 2018E, 2019E and 2020E, respectively 6 (1) Management Consensus Distributable Economic Net Distributable Economic Net Earnings Income Earnings Income

Preliminary Draft – Not for Reliance; Subject to Change and Further Review

Sum-of-the-Parts Analysis

- Methodology based on valuing FRE and incentive income at different multiples, and balance sheet held investments and assets at their carried value
- Berlin's stated methodology of 20x / 10x reflects the high-end of our range, and yields values in the $55 – $60 range
- Currently, market appears to be giving little weight to this type of methodology

	Metric		Illustrative		Implied Equity Value Range			
($ in millions, except per share data)	Management	Consensus	Multiple Range		Management		Consensus	
2019E After-Tax Fee-Related Earnings[(1)]	$193	$192	15.0x	20.0x[(2)]	$2,898	$3,864	$2,884	$3,846
2019E After-Tax Perf. Fee Earnings[(3)]	311	248	8.0x	10.0x[(2)]	2,484	3,105	1,987	2,484
Q3'18 Investments in Funds[(4)]	1,720	1,720	1.0x	1.0x	1,720	1,720	1,720	1,720
Q3'18 After-Tax Net Accrued Incentives[(5)]	787	787	1.0x	1.0x	787	787	787	787
Q3'18 Net Cash[(6)]	267	267	1.0x	1.0x	267	267	267	267
Total Equity Value					**$8,156**	**$9,743**	**$7,646**	**$9,104**
Shares Outstanding (M)[(7)]					161.902	161.902	161.902	161.902
Implied Value Per Share					**$50.38**	**$60.18**	**$47.22**	**$56.23**
Current Share Price	$40.33							
Implied Premium					*24.9%*	*49.2%*	*17.1%*	*39.4%*

Source: Company filings, Wall Street research, FactSet as of 11/05/2018

Notes: Excludes value attributable to shadow AUM; Consensus 2019E earnings metrics represent average of broker estimates

(1) Net of equity-based compensation. Includes 20% share of Dublin earnings; tax-affected at 8% as per 2019E consensus FRE tax rate
(2) High end of range based on Berlin September 2018 Investor Day Presentation assumptions
(3) Reflects realized incentive income, net of incentive compensation; tax-affected at 10% as per 2019E consensus net incentive income tax rate
(4) Reflects total corporate investments of Oslo and operating subsidiaries (excluding Dublin investment, which is accounted for in FRE); does not reflect consolidating eliminations; assumes market value equal to book value for illustrative purposes
(5) Tax-affected at 14% as per average net incentive income tax rate over the 2019E – 2023E projection period
(6) Includes $543M in cash, $470M in treasuries, and $746M in debt obligations
(7) Includes 71.5M Class A shares, 85.6M Class B shares, and 4.8M RSUs

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Preliminary Draft – Not for Reliance; Subject to Change and Further Review

Share Price Performance Since IPO


52-Week Trading
$65.00
$60.00
$55.00
$50.00
$45.00
$40.00
$35.00
$30.00
$25.00
$20.00
$41.55
May-12
Nov-12
May-13
Nov-13
May-14
Nov-14
May-15
Nov-15
May-16
Nov-16
May-17
Nov-17
May-18
Nov-18
03/04/2014: Announced 5M Class A unit offering though BAML
10/06/2014: Jay Wintrob named CEO effective 11/01/2014
07/28/2015: Announced Q2'15 results (EPS of $0.44 missed estimates 17%); AUM up 13% y-o-y
Global market decline and weakening yields pressure markets
07/28/2016: Announced Q2'16 results (EPS of $0.79 beat estimates by 41%); AUM down 5% LTM
Broad market uplift in anticipation of tax reform and broad deregulation
04/27/2017: Announced Q1'17 results (EPS of $0.82 beat estimates by 6%); lower AUM than estimated
10/26/2017: Announced Q3'17 results (EPS of $0.67 beat estimates by 20%); fee growth delayed
12/20/2017: Passage of the Tax Cuts and Jobs Act
Market uplift following tax-reform
02/07/2018: Announced 5M share secondary through Morgan Stanley
52-Week High 02/06/2018: $46.80
$40.33
52-Week Low 09/06/2018: $38.65

P / W / P
PERELLA WEINBERG PARTNERS

Source: FactSet as of 11/15/2018
Note: 52-Week High and Low based on intraday prices

8

Preliminary Draft – Not for Reliance; Subject to Change and Further Review Analysis at Various Prices Premium to Current Share Price 0% 15% 20% 25% 30% 35% Implied Offer Price $40.33 $46.38 $48.40 $50.41 $52.43 $54.45 (1) Implied Equity Value $6,530 $7,509 $7,835 $8,162 $8,488 $8,815 Implied Enterprise Value $6,663 $7,642 $7,969 $8,295 $8,622 $8,948 Management Forecast Price / ENI (Management) Metric ($M) 2018E ENI $491 13.3x 15.3x 16.0x 16.6x 17.3x 18.0x 2019E ENI $612 10.7x 12.3x 12.8x 13.3x 13.9x 14.4x 2020E ENI $708 9.2x 10.6x 11.1x 11.5x 12.0x 12.5x Research Consensus Estimates Price / ENI (Consensus) Metric ($M) 2018E ENI $498 13.1x 15.1x 15.7x 16.4x 17.1x 17.7x 2019E ENI $715 9.1x 10.5x 11.0x 11.4x 11.9x 12.3x 2020E ENI $746 8.8x 10.1x 10.5x 10.9x 11.4x 11.8x Management Forecast Price / DE (Management) Metric ($M) 2018E DE $597 10.9x 12.6x 13.1x 13.7x 14.2x 14.8x 2019E DE $640 10.2x 11.7x 12.2x 12.8x 13.3x 13.8x 2020E DE $667 9.8x 11.3x 11.8x 12.2x 12.7x 13.2x Research Consensus Estimates Price / DE (Consensus) Metric ($M) (2) 2018E DE $572 11.4x 13.1x 13.7x 14.3x 14.8x 15.4x (2) 2019E DE $596 11.0x 12.6x 13.1x 13.7x 14.2x 14.8x (2) 2020E DE $686 9.5x 10.9x 11.4x 11.9x 12.4x 12.9x Source: FactSet as of 11/15/2018 Notes: Management ENI and DE figures tax-affected based on assumed blended tax rates for FRE and Net Incentive Fees of 9.3%, 11.2% and 13.1% in 2018E, 2019E and 2020E, respectively (1) Based on fully diluted shares outstanding of 161.9M 9 (2) Based on distributable earnings per share research estimates and fully-diluted share count roll-forward, provided by OsloPreliminary Draft – Not for Reliance; Subject to Change and Further Review Analysis at Various Prices Premium to Current Share Price 0% 15% 20% 25% 30% 35% Implied Offer Price $40.33 $46.38 $48.40 $50.41 $52.43 $54.45 (1) Implied Equity Value $6,530 $7,509 $7,835 $8,162 $8,488 $8,815 Implied Enterprise Value $6,663 $7,642 $7,969 $8,295 $8,622 $8,948 Management Forecast Price / ENI (Management) Metric ($M) 2018E ENI $491 13.3x 15.3x 16.0x 16.6x 17.3x 18.0x 2019E ENI $612 10.7x 12.3x 12.8x 13.3x 13.9x 14.4x 2020E ENI $708 9.2x 10.6x 11.1x 11.5x 12.0x 12.5x Research Consensus Estimates Price / ENI (Consensus) Metric ($M) 2018E ENI $498 13.1x 15.1x 15.7x 16.4x 17.1x 17.7x 2019E ENI $715 9.1x 10.5x 11.0x 11.4x 11.9x 12.3x 2020E ENI $746 8.8x 10.1x 10.5x 10.9x 11.4x 11.8x Management Forecast Price / DE (Management) Metric ($M) 2018E DE $597 10.9x 12.6x 13.1x 13.7x 14.2x 14.8x 2019E DE $640 10.2x 11.7x 12.2x 12.8x 13.3x 13.8x 2020E DE $667 9.8x 11.3x 11.8x 12.2x 12.7x 13.2x Research Consensus Estimates Price / DE (Consensus) Metric ($M) (2) 2018E DE $572 11.4x 13.1x 13.7x 14.3x 14.8x 15.4x (2) 2019E DE $596 11.0x 12.6x 13.1x 13.7x 14.2x 14.8x (2) 2020E DE $686 9.5x 10.9x 11.4x 11.9x 12.4x 12.9x Source: FactSet as of 11/15/2018 Notes: Management ENI and DE figures tax-affected based on assumed blended tax rates for FRE and Net Incentive Fees of 9.3%, 11.2% and 13.1% in 2018E, 2019E and 2020E, respectively (1) Based on fully diluted shares outstanding of 161.9M 9 (2) Based on distributable earnings per share research estimates and fully-diluted share count roll-forward, provided by Oslo

Preliminary Draft – Not for Reliance; Subject to Change and Further Review Analysis at Various Prices (cont’d) Premium to Current Share Price 0% 15% 20% 25% 30% 35% Implied Offer Price $40.33 $46.38 $48.40 $50.41 $52.43 $54.45 (1) Implied Equity Value $6,530 $7,509 $7,835 $8,162 $8,488 $8,815 Implied Enterprise Value $6,663 $7,642 $7,969 $8,295 $8,622 $8,948 Premium / (Discount) to Trading Range 52-Week Trading Range Price 52-Week High (14%) (1%) 3% 8% 12% 16% $46.80 52-Week Low $38.65 4% 20% 25% 30% 36% 41% Premium / (Discount) to VWAP Volume-Weighted Average Price VWAP 5-Day VWAP (1%) 14% 19% 24% 29% 34% $40.69 10-Day VWAP $40.91 (1%) 13% 18% 23% 28% 33% 30-Day VWAP $41.49 (3%) 12% 17% 22% 26% 31% 90-Day VWAP $41.27 (2%) 12% 17% 22% 27% 32% Premium / (Discount) All-Time High / Low Price IPO Price $43.00 (6%) 8% 13% 17% 22% 27% All-Time High $62.30 (35%) (26%) (22%) (19%) (16%) (13%) All-Time Low $34.00 19% 36% 42% 48% 54% 60% Source: FactSet as of 11/15/2018 Notes: (1) Based on fully diluted shares outstanding of 161.9M 10Preliminary Draft – Not for Reliance; Subject to Change and Further Review Analysis at Various Prices (cont’d) Premium to Current Share Price 0% 15% 20% 25% 30% 35% Implied Offer Price $40.33 $46.38 $48.40 $50.41 $52.43 $54.45 (1) Implied Equity Value $6,530 $7,509 $7,835 $8,162 $8,488 $8,815 Implied Enterprise Value $6,663 $7,642 $7,969 $8,295 $8,622 $8,948 Premium / (Discount) to Trading Range 52-Week Trading Range Price 52-Week High (14%) (1%) 3% 8% 12% 16% $46.80 52-Week Low $38.65 4% 20% 25% 30% 36% 41% Premium / (Discount) to VWAP Volume-Weighted Average Price VWAP 5-Day VWAP (1%) 14% 19% 24% 29% 34% $40.69 10-Day VWAP $40.91 (1%) 13% 18% 23% 28% 33% 30-Day VWAP $41.49 (3%) 12% 17% 22% 26% 31% 90-Day VWAP $41.27 (2%) 12% 17% 22% 27% 32% Premium / (Discount) All-Time High / Low Price IPO Price $43.00 (6%) 8% 13% 17% 22% 27% All-Time High $62.30 (35%) (26%) (22%) (19%) (16%) (13%) All-Time Low $34.00 19% 36% 42% 48% 54% 60% Source: FactSet as of 11/15/2018 Notes: (1) Based on fully diluted shares outstanding of 161.9M 10

Preliminary Draft – Not for Reliance; Subject to Change and Further Review Points to Make to Berlin § Analysis is preliminary and based largely on public information and equity research § Key variables and considerations – Timing: current valuation in context – Internal Oslo forecasts vs. Street Consensus – Control premiums to market price – Berlin 20x / 10x valuation formula – Special Committee process 11Preliminary Draft – Not for Reliance; Subject to Change and Further Review Points to Make to Berlin § Analysis is preliminary and based largely on public information and equity research § Key variables and considerations – Timing: current valuation in context – Internal Oslo forecasts vs. Street Consensus – Control premiums to market price – Berlin 20x / 10x valuation formula – Special Committee process 11

Preliminary Draft – Not for Reliance; Subject to Change and Further Review Legal Disclosures This Presentation has been provided to you by Perella Weinberg Partners and its affiliates (collectively “Perella Weinberg Partners” or the “Firm”) and may not be used or relied upon for any purpose without the written consent of Perella Weinberg Partners. The information contained herein (the “Information”) is confidential information. By accepting this Information, you agree that you will, and you will cause your directors, partners, officers, employees, attorney(s), agents and representatives to, use the Information only for your informational purposes and for no other purpose and will not divulge any such Information to any other party. Any reproduction of this Information, in whole or in part, is prohibited. These contents are proprietary information and products of Perella Weinberg Partners. The Information contained herein is not an offer to buy or sell or a solicitation of an offer to buy or sell any corporate advisory services or security or to participate in any corporate advisory services or trading strategy. Any decision regarding corporate advisory services or to invest in the investments described herein should be made after, as applicable, reviewing such definitive offering memorandum, conducting such investigations as you deem necessary and consulting the investor’s own investment, legal, accounting and tax advisors in order to make an independent determination of the suitability and consequences of an investment or service. Nothing contained herein should be construed as tax, accounting or legal advice. You (and each of your employees, representatives or other agents) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transactions contemplated by these materials and all materials of any kind (including opinions or other tax analyses) that are provided to you relating to such tax treatment and structure. For this purpose, the tax treatment of a transaction is the purported or claimed U.S. federal income tax treatment of the transaction and the tax structure of a transaction is any fact that may be relevant to understanding the purported or claimed U.S. federal income tax treatment of the transaction. Perella Weinberg Partners LP, Tudor, Pickering, Holt & Co. Securities, Inc., and Tudor, Pickering, Holt & Co. Advisors, LLC are each members of FINRA (www.finra.org) and SIPC. 12Preliminary Draft – Not for Reliance; Subject to Change and Further Review Legal Disclosures This Presentation has been provided to you by Perella Weinberg Partners and its affiliates (collectively “Perella Weinberg Partners” or the “Firm”) and may not be used or relied upon for any purpose without the written consent of Perella Weinberg Partners. The information contained herein (the “Information”) is confidential information. By accepting this Information, you agree that you will, and you will cause your directors, partners, officers, employees, attorney(s), agents and representatives to, use the Information only for your informational purposes and for no other purpose and will not divulge any such Information to any other party. Any reproduction of this Information, in whole or in part, is prohibited. These contents are proprietary information and products of Perella Weinberg Partners. The Information contained herein is not an offer to buy or sell or a solicitation of an offer to buy or sell any corporate advisory services or security or to participate in any corporate advisory services or trading strategy. Any decision regarding corporate advisory services or to invest in the investments described herein should be made after, as applicable, reviewing such definitive offering memorandum, conducting such investigations as you deem necessary and consulting the investor’s own investment, legal, accounting and tax advisors in order to make an independent determination of the suitability and consequences of an investment or service. Nothing contained herein should be construed as tax, accounting or legal advice. You (and each of your employees, representatives or other agents) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transactions contemplated by these materials and all materials of any kind (including opinions or other tax analyses) that are provided to you relating to such tax treatment and structure. For this purpose, the tax treatment of a transaction is the purported or claimed U.S. federal income tax treatment of the transaction and the tax structure of a transaction is any fact that may be relevant to understanding the purported or claimed U.S. federal income tax treatment of the transaction. Perella Weinberg Partners LP, Tudor, Pickering, Holt & Co. Securities, Inc., and Tudor, Pickering, Holt & Co. Advisors, LLC are each members of FINRA (www.finra.org) and SIPC. 12